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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
21st Century Insurance Group
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

                                    21ST CENTURY INSURANCE GROUP

Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders of 21st Century Insurance Group on Wednesday, May 25, 2005, at 10:00 a.m., at the Ronald Reagan Presidential Library and Museum, 40 Presidential Drive, Simi Valley, California 93065.
Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I therefore urge you to sign, date and promptly return your proxy card in the enclosed self-addressed envelope or to use one of the other available methods (by telephone or the Internet) so your shares can be voted in accordance with your instructions. You may attend the annual meeting and vote in person, if you so decide.
Tickets for the meeting are not required, though we ask that attendees sign the attendance register prior to the commencement of the meeting.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.
Sincerely,

ROBERT M. SANDLER Chairman of the Board

          YOUR VOTE IS IMPORTANT
          We encourage you to sign and return your proxy card or use the telephone or the Internet for voting your shares prior to the meeting.

          21ST CENTURY INSURANCE GROUP
          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
          MAY 25, 2005

          The Annual Meeting of Shareholders of 21st Century Insurance Group ("21st Century" or "Company") will be held at the Ronald Reagan Presidential Library and Museum, 40 Presidential Drive, Simi Valley, California 93065 on May 25, 2005, at 10:00 a.m. for the following purposes:

                  1.    To elect eleven directors.

                  2.    To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2005.

                  3.    To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on April 5, 2005, as the record date for the determination of those shareholders entitled to notice of, and to vote at the meeting.

          By Order of the Board of Directors,

          MICHAEL J. CASSANEGO
          Secretary

Woodland Hills, California DATED: April 22, 2005

          IMPORTANT

          Whether or not you expect to attend in person, we urge you to sign, date and return the enclosed Proxy, by mail, telephone or the Internet at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly submitting the Proxy will save the Company the expense and extra work of additional solicitation. You can also vote your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

21ST CENTURY INSURANCE GROUP
 6301 OWENSMOUTH AVENUE
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2005

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are solicited by the Board of Directors of 21st Century Insurance Group for use at the Annual Meeting of Shareholders to be held on Wednesday, May 25, 2005, at 10:00 a.m., at the Ronald Reagan Presidential Library and Museum, 40 Presidential Drive, Simi Valley, California 93065. These proxy materials will be sent on or about April 22, 2005, to all shareholders of the Company's common stock of record as of April 5, 2005. The Company's principal executive office is located at 6301 Owensmouth Avenue, Woodland Hills, California 91367.

All proxies, properly executed and returned, will be voted at the annual meeting as directed by the shareholder. Any shareholder may revoke a proxy by giving written notice to the Company, by submitting a duly executed proxy bearing a later date, or by voting in person at the meeting. If no directions are indicated, the shares represented by the signed proxy will be voted FOR the election of the nominees and FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent auditors for 2005. Your Board recommends a vote FOR each of these proposals. The cost of the solicitation of these proxies will be borne by the Company.

Only holders of the Company's common stock at the close of business on April 5, 2005, will be entitled to notice of and to vote at the meeting. As of that date, 85,601,241 shares of common stock, each having a par value $0.001, of 21st Century Insurance Group (the "Common Stock") were outstanding. A quorum represented by a majority of the outstanding shares of common stock, present in person or by proxy, is necessary to conduct the meeting. Proxies marked as abstaining, and any proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting. With respect to the election of directors, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote. With respect to the ratification of the selection of PricewaterhouseCoopers, LLP as independent auditors, a broker non-vote will have no impact on the vote while an abstention will effectively be treated as a vote against the proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

PRINCIPAL SHAREHOLDERS

The following table lists the beneficial ownership of each person or group who owned as of March 31, 2005, to the Company's knowledge, more than five percent of any class of its outstanding voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	American International Group, Inc. ("AIG") Through its subsidiaries: American Home Assurance Company, Commerce & Industry Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa. and New Hampshire Insurance Company 70 Pine Street New York, NY 10270	53,445,620	62.4%
Common	American Union Insurance Company 120 N. Center Street, 3rd Floor Bloomington, IL 61701	6,100,000	7.1%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of business, the Company and its subsidiaries have completed various transactions with AIG to meet its investment, reinsurance, and insurance needs. The Company's reinsurance and investment services are purchased through competitive bidding processes with the Company selecting the services providing a combination of the best services and the lowest bids. In 2004, the investment services cost $842,400 while reinsurance premiums, covering automobile catastrophes, payable to AIG totaled $810,000. In addition, 20% of the reinsurance was placed with Transatlantic Reinsurance, a company partially owned by AIG. The Company and its subsidiaries are listed as insureds on the following insurance agreements written by an AIG subsidiary:

  1.
  General liability;

  2.
  Automobile liability;

  3.
  Workers' compensation;

  4.
  Commercial umbrella;

  5.
  Foreign excess commercial general and auto liability;

  6.
  Mobile overseas personnel workers' compensation;

  7.
  Fidelity/computer crime; and

  8.
  Cyber risk.

Those premiums totaled $2,687,750. Errors & Omissions coverage is provided as part of a self-insured pool administered by AIG while a non-affiliated insurer provided the D&O coverage.

On December 8, 2004, the Company entered into a Settlement Agreement and General Release with G. Edward Combs, a former executive officer of the Company, pursuant to which Mr. Combs voluntarily resigned his employment and, among other things, Mr. Combs received and will receive various severance benefits, including a lump sum payment of $385,000, and released certain potential claims against the Company. A copy of the agreement with Mr. Combs was attached as Exhibit 10(y) to our Annual Report on Form 10-K for the year ended December 31, 2004.

MANAGEMENT OWNERSHIP

The following table summarizes the ownership of equity securities of 21st Century Insurance Group and an affiliated company, AIG, by the directors, the Company's Chief Executive Officer and the four other highest paid executive officers, and the directors and officers as a group.

		Equity Securities of 21st Century Insurance Group and AIG as of March 31, 2005
		21st Century		AIG
Title of Class	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)(3) As of March 31, 2005	Percent Of Class	Amount and Nature of Beneficial Ownership(4) As of March 31, 2005	Percent of Class

Common	Robert M. Sandler	36,000	*	469,641	*
Common	John B. De Nault, III	1,266,500	1.4%	0	*
Common	Carlene M. Ellis	14,000	*	0	*
Common	R. Scott Foster	76,606	*	6,600	*
Common	Roxani M. Gillespie	32,500	*	0	*
Common	Jeffrey L. Hayman	12,000	*	7,406	*
Common	Phillip L. Isenberg	4,000	*	0	*
Common	James P. Miscoll	32,682	*	8,877	*
Common	Keith W. Renken	19,000	*	0	*
Common	Howard I. Smith	36,000	*	219,054	*
Common	Bruce W. Marlow	1,510,625	1.6%	0	*
Common	G. Edward Combs	15,000	*	0	*
Common	Michael J. Cassanego	351,485	*	428	*
Common	Dean E. Stark	363,815	*	221	*
Common	Richard A. Andre	301,559	*	0	*
Common	All Directors and Officers as a Group (22 individuals)	4,599,269	5.0%	*	*

*
Less than 1%

(1)
All addresses are c/o 21st Century Insurance Group, 6301 Owensmouth Avenue, Woodland Hills, California 91367.

(2)
Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days, as well as any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(3)
Amount of equity securities shown includes shares of 21st Century Common Stock subject to options which may be exercised within 60 days as follows: Sandler — 36,000 shares, De Nault — 36,000 shares, Ellis — 4,000 shares, Foster — 34,000 shares, Gillespie — 28,000 shares, Hayman — 12,000 shares, Isenberg — 4,000 shares, Miscoll — 28,000 shares, Renken — 12,000 shares, Smith — 36,000 shares, Marlow — 1,475,109 shares, Combs — 0 shares, Cassanego — 335,750 shares, Stark — 353,284 shares, Andre — 293,109 shares, and all directors and executive officers of TW as a group — 3,186,357 shares.

(4)
Amount of equity securities shown includes shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Sandler — 155,842, Hayman — 6,906, Smith — 259,217.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Board of Directors recommends the election of the eleven nominees named in this Proxy Statement to hold office until the next annual meeting or until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the nominees listed below to serve as directors unless the shareholder indicates to the contrary on the proxy. New nominee Steven J. Bensinger was recommended by current Director Robert Sandler. Howard I. Smith was not re-nominated by the Nominating and Corporate Governance Committee. It is not expected that any of the nominees will become unavailable for election as a director, but if any should prior to the meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion.

NOMINEES FOR BOARD OF DIRECTORS

Director since 1994 Age 62 Chairman of the Board of the Company. Executive Vice President — Domestic Personal Lines, Senior Casualty Actuary and Senior Claims Officer of AIG located in New York, NY.
Robert M. Sandler

New Nominee                                                                                                               Age 50

Executive Vice President, Chief Financial Officer, Treasurer and Comptroller of AIG located in New York, NY. He previously served as Executive Vice President and Chief Financial Officer of Combined Specialty Group (now Axis Specialty) in 2002 and as Executive Vice President of Trenwick Group Ltd. from 1999 to 2001.
Steven J. Bensinger

Director since 1988                                                                                                               Age 57

Chairman of the Board of Omnithruster, Inc. in Orange, CA and private investor with offices in Orange County, CA. He currently serves as Vice Chairman of the Board of Liberty Bank. Mr. De Nault is a trustee for the University of Redlands. He is the son of John B. De Nault, former Chairman and Director of the Company.
John B. De Nault, III

Director since 2004                                                                                                               Age 58

Retired as a Vice President of Intel Corporation in 2003. She currently is a director of Merix Corporation and The Education Financing Foundation of California. Ms. Ellis is also a member of the Advisory Board for the Graduate School of Management for the University of California at Davis.
Carlene M. Ellis
Director since 1986 Age 64 Ophthalmologist in Stockton, CA and Clinical Professor at Stanford University. He is the son of the late Louis W. Foster, Founder of the Company.
R. Scott Foster, M.D.
Director since 1998 Age 63 Partner in the law firm of Barger & Wolen located in San Francisco, CA. She served as the California Insurance Commissioner from 1986 to 1991.
Roxani M. Gillespie

Director since 2002                                                                                                               Age 45

Mr. Hayman joined AIG in 1998 and is currently Regional President and COO, General Insurance, AIG Companies Far East (Japan and Korea); Chairman of AIU Insurance Company — Japan Branch. He also serves on the Board of Directors of Fuji Fire & Marine Insurance Company. Mr. Hayman is a Chartered Financial Consultant and Chartered Life Underwriter.
Jeffrey L. Hayman

Director since 2004                                                                                                               Age 66

President of Isenberg/O'Haren since 2004 and of Counsel to the law firm of Miller, Owen and Trost in Sacramento, CA since 1997. Mr. Isenberg previously served as a member of the California State Assembly from 1982 to 1996 and Mayor of Sacramento from 1975 to 1982.
Phillip L. Isenberg

Director since 2000                                                                                                               Age 56

Vice Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Marlow previously served as Chief Operating Officer of auto insurer Progressive Corporation and as a Senior Vice President of Allstate Corporation. He is a board member of the Property Casualty Insurance Association (PCI) and the Los Angeles Philharmonic.
Bruce W. Marlow

Director since 1998                                                                                                               Age 70

Retired as Vice Chairman of Bank of America in 1992. Mr. Miscoll currently serves as consultant for AIG, and as Director of Encore Productions, MK Resources, Westinghouse Air Brake Company and The Education Financing Foundation of California.
James P. Miscoll

Director since 2002                                                                                                               Age 70

Retired as Senior Partner and Chairman, Executive Committee of Southern California, of the public accounting firm Deloitte & Touche in 1992, Mr. Renken currently serves as an adjunct professor at the University of Southern California and as a director of East West Bank.
Keith W. Renken

EXECUTIVE OFFICERS

The following is information concerning the executive officers of the Company.

Officers of the Company	Age	Served As Officer Since	Business Background

Bruce W. Marlow	56	2000	Vice Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Marlow previously served as Chief Operating Officer of auto insurer Progressive Corporation and as a Senior Vice President of Allstate Corporation. He is a board member of the Property Casualty Insurance Association (PCI) and the Los Angeles Philharmonic.
Richard A. Andre	55	1988
			Senior Vice President, Human Resources. Before joining the Company in 1988, Mr. Andre was with Fidelity National Title Insurance Company. Prior to that time, he was with Safeco Corporation where he held a variety of positions including Vice President of Personnel for Safeco Title Insurance Company.
Lawrence P. Bascom	38	2004
			Senior Vice President and Chief Financial Officer and Treasurer. Mr. Bascom joined the Company in November 2004. Prior to joining the Company, Mr. Bascom was a Partner in the New York Office of Deloitte and Touche, which he joined in 1989.
Michael J. Cassanego	54	1999
			Senior Vice President, General Counsel and Secretary. Mr. Cassanego joined the Company in 1999. He was previously employed by Industrial Indemnity Company, serving in several positions including Senior Vice President, Secretary and General Counsel, and its successor, Fremont Compensation Insurance Group.
Michael A. Goggio	39	2001
			Vice President, Marketing Services. Mr. Goggio joined the Company in 2001 serving in several capacities. He was previously employed as Vice President and Corporate Auditor by GuideOne Insurance Group from 1998 to 2001.
John L. Ingersoll	39	2001
			Vice President, Current Customer and New Customer Marketing. Prior to joining the Company in February 2001, Mr. Ingersoll served as President of Netcubator, LLC in 2000 and 2001 and as Senior Vice President of InsWeb Corporation in 1999 and 2000.
Marlis S. Kerby	52	2004
			Vice President, Information Technology. Ms. Kerby joined the Company in 1998, serving in various capacities in the Information Services Department. She has over 25 years of information technology experience.

Allen Lew	41	2003
			Vice President and Chief Actuary. Mr. Lew joined the Company in April 2003. He was previously employed by Allstate Insurance Company as Director of Pricing from 2001 to 2003; New England Fidelity Insurance Company as Senior Vice President, Chief Financial Officer and Treasurer from 1999 to 2001; and Trust Insurance Company in various positions, including Senior Vice President and Chief Financial Officer, from 1994 to 1999.
John M. Lorentz	52	1996	Vice President, Finance. Mr. Lorentz joined the Company in 1996. He was previously employed by Transamerica Financial Services in various capacities, including Vice President and Controller.
Caren L. Silvestri	51	2000
			Vice President and Product Manager. Ms. Silvestri joined the Company in 1982, serving in various positions in Marketing, Operations and Underwriting. She has over 25 years experience in the insurance industry.
Dean E. Stark	51	1993	Senior Vice President, Claims. Mr. Stark joined the Company in 1979, serving in numerous claim positions including Vice President. He has over 25 years of experience in the insurance industry.

Each executive officer serves at the pleasure of the Board of Directors. Every person chosen by the Board of Directors to be an executive officer is listed above.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It holds special meetings when an important matter requires Board action and meets in non-management sessions, presided over by a director selected by the non-management directors. The Board of Directors met six times during 2004. Each Board member participated in at least 75% of the meetings of the Board and Committees of the Board on which he or she served. Board members, unless excused by the Chairman of the Board of Directors, are expected to attend the Annual Meeting of Shareholders. In year 2004, every director attended the meeting.

Pursuant to the rules of the New York Stock Exchange ("NYSE"), the Company is deemed a "controlled company" because over 50% of the outstanding Common Stock is owned by subsidiaries of AIG. Therefore, the Board of Directors has determined that a majority of the nominees are not independent directors pursuant to the rules of the NYSE and the Securities & Exchange Commission ("SEC") due to either their affiliation with AIG or their status as an employee of the Company. The Board of Directors has reviewed these rules and its Director Independence Standards and considered the qualifications of all nominees, including business relationships with AIG. After due consideration, the present Board has determined that John B. De Nault, III, Carlene M. Ellis, Phillip L. Isenberg, R. Scott Foster, and Keith W. Renken are independent directors pursuant thereto. The Board thereafter determined that each of these individuals, except Mr. Isenberg, is eligible to serve on its Audit Committee. Shareholders are urged to read the Director Independence Standards, attached as Appendix A, in their entirety. Also, neither the Nominating and Corporate Governance Committee nor the Compensation Committee is required to have members comprised solely of independent directors as a result of the Company status as a "controlled company". Nevertheless, each committee presently has at least one independent director (as determined by the Board) serving thereon.

The Board of Directors has standing audit, compensation, and nominating and corporate governance committees, identified below. The committees' charters and the Corporate Governance Guidelines are available on the Company's website (21st.com).

Nominating and Corporate Governance Committee.    The committee met twice last year. The committee's purposes include but are not limited to:

  (1)
  Identify and recommend qualified individuals to be members of the Board of Directors and its committees. Nominees to the Board of Directors may be proposed by current Board members, Company management, its shareholders and others. Evaluations are based upon several criteria including a person's:

  •
  Personal and professional ethics, values and integrity;

  •
  Ability to work together as part of a team;

  •
  Commitment to representing the long-term interests of the Company;

  •
  Skill, diversity, background and experience with businesses and other organizations that the Board of Directors deems relevant;

  •
  Interplay of the person's experience with the experience of other Board members, including the extent to which the person's experiences would be a desirable addition to the Board and any of its committees; and

  •
  Ability and willingness to commit adequate time to the Company over an extended period of time.

    The Committee considers candidates recommended by shareholders and Board members equally; but since 21st Century is a controlled company, deference is given to candidates suggested by AIG. The Committee strives to maintain an appropriate number of independent Board members while recognizing that a majority of the Board membership will be AIG nominees.

  (2)
  Advise the Board of Directors on corporate governance matters, including the development and recommendation of Company's corporate governance guidelines.

  (3)
  Oversee the evaluation of the Board's performance.

Current committee members are James P. Miscoll, Roxani M. Gillespie, Keith W. Renken and Robert M. Sandler. The Board of Directors has determined that Mr. Renken is independent within the meaning of the NYSE's listing standards.

Compensation Committee.    The Compensation Committee met four times last year. The Compensation Committee reviews and approves compensation policies and makes recommendations regarding executive compensation to the Board of Directors. The committee also reviews and approves equity-based compensation policies and makes recommendations regarding equity-based compensation to the Board of Directors. The annual Compensation Committee Report begins on page 16 below. No member of the committee is a former or current officer or employee of the Company or any of its subsidiaries. Current members of the committee are Robert M. Sandler, Carlene M. Ellis, R. Scott Foster and James P. Miscoll.

Audit Committee.    The Audit Committee met eleven times during 2004. This committee is governed by a written charter, attached as Appendix B and available on the Company's website, and is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our internal audit staff and our independent auditors and oversees the Company's financial reporting process on behalf of the Board of Directors. Its duties include:

  (1)
  select independent auditors;

  (2)
  review of the scope and results of the audits conducted by them;

  (3)
  approve audit and non-audit services provided to the Company by the independent auditor;

  (4)
  review the organization and scope of our internal system of audit, financial and disclosure controls;

  (5)
  appraise the Company's financial reporting activities, including annual and quarterly reports, and the accounting standards and principles followed; and

  (6)
  conduct other reviews relating to compliance by employees with Company policies and applicable laws.

Current members of the Committee, who the Board believes meet the financial and independence standards of the NYSE, are John B. De Nault, III, Carlene M. Ellis, R. Scott Foster and Keith W. Renken. Mr. Renken, as a former senior partner of the accounting firm of Deloitte & Touche and a current adjunct professor at the University of Southern California, was determined by the Board, at its February 2005 meeting, to be an audit committee financial expert, as defined in the SEC and NYSE rules, and is also independent within the meaning of those rules.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, including oversight of the integrity of the Company's financial statements and the effectiveness of the system of internal controls, compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditor and the performance of the Company's internal audit function, and is comprised of the four directors listed below. Each committee member is an independent director as defined by the rules of the NYSE. In addition, the Board of Directors has determined that Mr. Renken also qualifies as an audit committee financial expert as defined in Item 401(h)(2) of regulation S-K. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and has considered the compatibility of non-audit services with the auditors' independence. The independent auditors also represented that their presentations during the discussions referred to above included the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's consolidated financial reporting.

During the course of the 2004 fiscal year, management completed the documentation, testing and evaluation of Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection therewith, the Committee received periodic updates provided by management and PricewaterhouseCoopers LLP. The Committee reviewed the report of management contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC, as well as PricewaterhouseCoopers LLP's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management's assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for its evaluation for 2005 year.

In reliance on the reviews and discussions referred to above, this Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

The Audit Committee's recommendations as outlined in this report have been submitted to, reviewed, and approved by the Board of Directors.

Submitted by the Audit Committee

John B. De Nault, III
Carlene M. Ellis
R. Scott Foster
Keith W. Renken

COMPENSATION OF DIRECTORS

For 2004, each outside director of the Company received annual base remuneration of $25,000. All directors received $1,500 for each meeting of the Board of Directors attended. In addition, each member of the Audit Committee receives an additional annual retainer of $5,000. Also, each committee member received $1,500 for each meeting of a committee attended, if otherwise entitled. No director is entitled to more than $1,500 for any calendar day, regardless of the number of meetings attended on that day. Directors are reimbursed for reasonable travel and other expenses. Under the Company's 2004 Stock Option Plan, nonemployee directors each receive an option to purchase 4,000 shares of the Company's Common Stock on the day of each Annual Meeting of Shareholders or the date on which the individual initially becomes a director. The options have an exercise price equal to the fair market value of the underlying shares subject to the option on the date of grant and become exercisable one year after the date of grant.

Ms. Gillespie is a partner in the law firm of Barger & Wolen who rendered services to the Company currently not exceeding 5% of its gross revenues.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation and the compensation paid during each of the Company's last three years to the Company's Chief Executive Officer and the four highest-paid executive officers (the "Named Executives"), based on base salary and bonus earned during 2004.

		Annual Compensation			Long Term Compensation(2)
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)

Bruce W. Marlow(6) CEO, President, Vice Chairman & Director	2004 2003 2002	800,000 800,000 700,000	936,000 1,028,000 200,000		— — —	396,040 425,531 348,837	13,095 303,390 10,320
G. Edward Combs(7) Senior Vice President, Marketing	2004 2003 2002	760,728 329,499 311,400	272,250 318,038 80,000		— — —	81,683 87,765 77,591	31,948 20,472 16,853
Michael J. Cassanego Senior Vice President, General Counsel & Secretary	2004 2003 2002	349,385 328,815 284,005	307,125 350,000 90,000		— — —	86,634 117,021 71,262	34,244 20,875 16,504
Dean E. Stark Senior Vice President, Claims	2004 2003 2002	314,538 299,203 268,513	296,413 300,000 80,000		— — —	77,970 106,882 67,375	30,190 18,977 14,947
Richard A. Andre Senior Vice President, Human Resources	2004 2003 2002	275,274 264,305 242,131	241,839 255,394 60,000		— — —	68,218 70,478 59,601	26,628 16,366 13,873

(1)
For each Named Executive, his Other Annual Compensation was less than $50,000 and 10% of his combined total salary and bonus.

(2)
During 2004, there were no awards of Stock Appreciation Rights ("SARs"), nor were there any Long-Term Incentive Plan ("LTIP") payouts.

(3)
Restricted Stock awards are for a five-year period, vesting at 20% per year. During the restriction period, participants are entitled to receive dividends on and may vote for the shares. The following table sets forth the restricted stock award information and the vesting schedule for the named executives.

Restricted Shares

	Date Awarded	Shares Awarded	Award Value	Shares Vested	Balance as of 12/31/04	Present Value As of 12/31/04 $13.60 per share

Bruce W. Marlow	2/09/00	32,990	$600,000	26,392	6,598	$89,733
G. Edward Combs	5/01/00	15,000	$300,000	15,000	-0-	$0
Michael J. Cassanego	5/25/99	12,735	$230,000	12,735	-0-	$0
Dean E. Stark	5/25/99	9,465	$171,000	9,465	-0-	$0
Richard A. Andre	5/25/99	10,745	$194,119	10,745	-0-	$0

(4)
Represents the number of shares of the Company's Common Stock for which options were granted under the Company's 1995 Stock Option Plan.

(5)
Includes the following other compensation for each Named Executive for 2004.

(a)
Imputed income of group term life in excess of $50,000.

(b)
Deferred employer's contribution to the Company's qualified 401(k) Plan and supplemental 401(k) Plan.

Other Compensation

	(a) ($)	(b) ($)	2004 Total ($)

Bruce W. Marlow	3,870	9,225	13,095
G. Edward Combs	2,135	29,813	31,948
Michael J. Cassanego	2,068	32,176	34,244
Dean E. Stark	1,986	28,204	30,190
Richard A. Andre	1,826	24,802	26,628

Total	11,885	124,220	136,105

(6)
Mr. Marlow considered his salary level to be appropriate and asked the Compensation Committee to not adjust it. The committee honored his request.

(7)
Mr. Combs resigned his position with the Company effective December 31, 2004. His 2004 salary includes a lump sum payment of $385,000.

OPTION GRANTS AND EXERCISES IN 2004

The following table sets forth as to each of the Named Executives information with respect to options granted for the year ended December 31, 2004, and the present value of the options on the date of grant.

Stock Options

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees In 2004	Exercise Price ($/Sh)(1)	Expiration Date	Grant Date Present Value (2)

Bruce W. Marlow	396,040	22.0%	14.40	02/25/14	2,407,923
G. Edward Combs	81,683	4.5%	14.40	02/25/14	496,633
Michael J. Cassanego	86,634	4.8%	14.40	02/25/14	526,735
Dean E. Stark	77,970	4.3%	14.40	02/25/14	474,058
Richard A. Andre	68,218	3.8%	14.40	02/25/14	414,765

(1)
Options were granted to the Named Executives on February 25, 2004. The respective exercise price is equal to the closing price of $14.40 of the Company's Common Stock on the date of grant, as reported in the Wall Street Journal, Western Edition. These options vest in three equal annual installments beginning February 25, 2005.

(2)
Present value was calculated using the Black-Scholes option pricing model valued at $6.08. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock, which will be determined by future events and unknown factors. The estimated values under the Black-Scholes model are based upon certain assumptions as to variables, including expected stock price volatility of .41, an annual interest rate of 3.43%, a dividend yield of .56% for the options granted on February 25, 2004, and an expected term of six (6) years.

DECEMBER 31, 2004 OPTION VALUES

The following table provides information as to the value of options held by each of the Named Executives at December 31, 2004.

AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2004, AND DECEMBER 31, 2004, OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Bruce W. Marlow	—	—	1,084,973	796,006	272,340	544,679
G. Edward Combs	—	—	245,539	58,510	168,509	—
Michael J. Cassanego	—	—	244,111	188,402	74,893	224,680
Dean E. Stark	—	—	269,209	171,682	68,406	136,808
Richard A. Andre	—	—	227,010	135,070	45,107	90,211

(1)
In accordance with SEC reporting requirements, values of both exercisable and unexercisable options are based on the difference between the exercise price of each option and $13.60, the closing price of the Company's Common Stock on December 31, 2004, as reported in The Wall Street Journal, Western Edition.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

The Compensation Committee (the "Committee") is composed of two non-employee directors, Mr. Sandler and Mr. Miscoll, and two non-employee, independent directors, Ms. Ellis and Dr. Foster. The Committee reviews the overall compensation program for the Chief Executive Officer and other members of senior management, including the executive officers listed in the Summary Compensation Table above (the "named executive officers"), and determines and administers their compensation, subject to approval by the entire Board. The Committee also oversees the administration of the Company's overall incentive compensation plans and equity-based compensation plans. In fulfilling these responsibilities, the Committee seeks input, as necessary, from independent consultants. The Committee submits the following report on executive compensation.

GENERAL COMPENSATION POLICY

The Committee's fundamental policy has been to offer the Company's executive officers competitive compensation opportunities based in large part upon their contributions to the success of the Company, and upon their personal performance. The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution is rewarded by higher levels of compensation. The Board of Directors criteria for short-term compensation and long-term incentives for senior management is detailed below.

The compensation package is comprised of these three elements:

  (1)
  base salary, perquisites and other benefits designed principally to be competitive with compensation levels in the industry;

  (2)
  short-term cash compensation based upon performance levels achieved in relation to pre-established target levels; and

  (3)
  long-term incentive plan providing stock option grants to its officers equal in value to the target percentages of base salary.

Some of the more important factors, which the Board considered in establishing the components of each executive officer's compensation package for the 2004 fiscal year, are summarized below.

Base Salary.

Base salary for each officer is set subjectively, after reviewing personal performance, internal comparability considerations and salary levels in effect for comparable positions in the marketplace. The Company uses salary survey information to assign a salary grade range to each position, including executive officers. Salary range midpoints are targeted at the 50th percentile of like business enterprises in the same geographic area, if possible.

Salary recommendations for the year were based in part upon salary survey information published by the Property Casualty Insurers Association of America, SNL Executive Compensation Review for Insurance Companies, and Sibson & Company. The Committee believes that information provided by these groups presents a broadly based cross-section of insurance company compensation practices. Individual salary adjustments for executive officers were based upon analysis of base salary levels, effectiveness of performance, changes in job responsibilities and a subjective assessment of their personal contributions to the effectiveness of the organization as a whole. All of the factors enumerated were applied in a subjective, non-quantitative manner to establish an executive officer's base salary. The information examined in establishing these compensation levels does not include the compensation practices of the industry group utilized in the Shareholder Return Performance Graph shown on page 20 below because the industry group includes several companies which are not located within major metropolitan areas and whose compensation packages are not necessarily indicative of the costs of living in a locale such as Los Angeles, California.

Senior executives are entitled to several benefits generally not available to all other Company employees. They include the Executive Medical Reimbursement, the Supplemental Executive Retirement, the Pension Supplemental and the 401(k) Supplemental Plans referenced below under Retirement Plans. The Company also pays for annual physical examinations, car allowances and the fees for DSL lines in their homes. The cost for these benefits for senior management totaled $1,857,319 for 2004, including $673,046 for Mr. Marlow and $776,378 for the named executive officers.

Supplemental Executive Retirement Plan.    Upon the specific approval of the Board of Directors, certain executives (currently only those with the rank of Vice President and above) are eligible for the Supplemental Executive Retirement Plan described below in this proxy statement under the section entitled Retirement Plans. The Committee considers the Executive Retirement Plan important for attracting and retaining key executives. Current costs for this plan for the named executive officers are included below in the Retirement Plan section.

Short-Term Incentive Compensation ("STI").

STI payments for the officers and other participants in the Company's STI Plan are based upon the enhancement of value to the shareholders as measured by a pre-established formula based on the Company's revenue growth rate, GAAP combined ratio and GAAP net income. The CEO and participants receive STI payments based on targeted percentages of their base salary. The formula and targets were approved by the Company's Board of Directors, including, for Mr. Marlow, compliance with the Chief Executive Officer Short Term Incentive Plan ("CEO Plan") approved by the shareholders in 2004. The overall amount of incentive compensation awarded was based on the Company's 2004 results using the approved formula and targeted percentages of base salary of all participants. Individual bonuses awarded were based upon the formula and applicable target income percentage, subject to modification based upon individual results and contributions. Meeting the target percentages for the CEO and the four named executive officers could result in payments to them of up to 200% of base salary. For 2004 performance, the CEO and the named executive officers were awarded STI payments of up to 117% of base salary. The Committee has removed net income as a factor in the 2005 STI Plan and set the CEO's target bonus percentage at 150% of his paid salary.

Long-Term Incentive Compensation ("LTI").

The Company's LTI Plan currently uses stock option awards granted under this Plan as its long-term compensation vehicle for its executive officers and a choice of stock option awards or restricted shares grants to its managerial staff.

Restricted Shares Plan.    The Board of Directors, based upon the recommendation of the Compensation Committee, may grant Restricted Shares Awards to executive officers and others consistent with a policy designed to align the interests of these individuals with those of the shareholders. Such grants provide officers with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. In 2004, no new grant of Restricted Shares was made to any executive officer. In recent years, use of this Plan has been limited; however, in 2005, benefits hereunder have been offered to management, excluding the Company's executive officers. As of December 31, 2004, six individuals, including Mr. Marlow and Mr. Combs, were eligible to receive unrestricted Company common stock from grants made in previous years.

In general, the shares granted are restricted for a period from three to five years, vesting uniformly over the prescribed period of time. If the participant's employment is terminated within that restricted period, all shares not then vested are forfeited. During the restricted period, a participant has the right to receive dividends and to vote the shares.

Stock Option Plan.    In 2004, the Committee concluded that a stock option plan would enhance the linkage between shareholder value and executive compensation. Upon this Committee's recommendation, the Board of Directors adopted and shareholders approved the 2004 Stock Option Plan to replace the expiring 1995 Stock Option Plan. The Company's LTI Plan currently uses stock option awards granted under this Plan as its primary long-term compensation vehicle for its executive officers and as an optional one for other members of management. Eligible employees may receive stock options from time to time, giving them the right to purchase shares of the Company's common stock at a specified price in the future. The Stock Option Plan is currently administered by the Committee, which has authority to select optionees and to determine the number of shares granted to them. Generally, options vest equally over a three-year period based on the grant date and have a ten-year term. All options are based upon the fair market value of Company common stock on the date of grant. Upon vesting, optionees are permitted to exercise any options at any time, subject to Company procedures and legal restrictions relating to insider trading. The LTI Plan currently provides for annual awards to executive officers equal in value to target percentages of base salary. During 2004, the Committee, utilizing an outside consultant, considered changes to the LTI Plan, including accelerated vesting of stock options, but did not approve any revisions. The Committee, in February 2005, granted stock options to the executive officers, including 484,848 options to Mr. Marlow and 285,031 options to the named executive officers, excluding Mr. Combs.

Retention Agreements.    In order to retain certain members of management, the Company has entered into retention agreements with five senior officers. The Board of Directors has approved these agreements to minimize the distractions or concerns these executives may have regarding substantial or adverse changes at the Company. Effective April 1, 2003, retention agreements were entered into with Richard A. Andre, Michael J. Cassanego, Dean E. Stark, and former executive G. Edward Combs. Former CFO Carmelo Spinella also entered into such an agreement. Lawrence P. Bascom received a similar agreement, effective November 29, 2004. These retention agreements are summarized under the section entitled "Retention Agreements" below. In addition, on March 30, 2005, the Compensation Committee authorized and directed the Company to enter into a retention agreement for Bruce W. Marlow.

Executive Severance Plan.    The Company maintains an "Executive Severance Plan" for the protection of its interests and those of the executive officers in the case of a Change of Control, as defined therein. The goal is to maintain the continuity of company operations. This plan is further described under the section entitled "Executive Severance Plan" below.

CEO Compensation.    Bruce W. Marlow's annual salary of $800,000 remained unchanged during 2004 per his request. In February 2004, Mr. Marlow received an LTI award of 396,040 stock options under the previous 1995 Stock Option Plan. He also received in February 2005 an STI award of $936,000 for services rendered in 2004, based upon the STI formula and targeted percentage of salary previously approved by the Committee and Board of Directors. Mr. Marlow also had the restriction lifted on 6,598 shares of Company common stock as part of his year 2000 grant under the Restricted Shares Plan.

The Compensation Committee's recommendations as outlined in this report have been submitted to, reviewed and approved by the Board of Directors.

The Company has reviewed Section 162(m) of the Internal Revenue Code, which generally limits the deduction of compensation paid to a company's chief executive officer and each of the other four highest compensated executive officers, to $1,000,000 for each individual, unless certain requirements for performance-based compensation are satisfied. The Committee believes that payments to Mr. Marlow pursuant to the CEO Plan will be deductible under Section 162(m). None of the compensation deduction attributable to stock options granted by the Company is limited by this section, but compensation deductions attributable to restricted stock grants, generally equaling the fair market value of the underlying stock on the date of vesting, do not qualify as an exception. While the Compensation Committee considers Section 162(m) in evaluating compensation of executive officers, it is only one of several factors considered in arriving at a compensation package.

Submitted by the Compensation Committee.

Robert M. Sandler
Carlene M. Ellis
R. Scott Foster
James P. Miscoll

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

As indicated above, the Company's Compensation Committee consists of Robert M. Sandler, Carlene M. Ellis, R. Scott Foster and James P. Miscoll. No Committee member is or was an officer or employee of the Company or any of its subsidiaries.

Bruce W. Marlow, Director and Chief Executive Officer also participated in deliberations concerning executive officers' compensation during 2004, other than his own. Mr. Marlow has been Chief Executive Officer and a director since February 9, 2000.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Property & Casualty Insurance Index for the period of five years commencing December 31, 1999, and ending December 31, 2004. The graph and table assume the $100 was invested on December 31, 1999, in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Property & Casualty Insurance Index, and that all dividends were reinvested. This data was furnished by Research Data Group, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG 21ST CENTURY INSURANCE GROUP, THE S & P 500 INDEX
AND THE S & P PROPERTY & CASUALTY INSURANCE INDEX

* $100 INVESTED ON 12/31/99 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS.

FISCAL YEAR ENDING DECEMBER 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04

21st Century (TW)	100.00	75.84	105.38	69.09	76.35	75.95
S&P 500	100.00	90.89	80.09	62.39	80.29	86.09
S&P P&C	100.00	155.85	143.35	127.55	161.24	175.03

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (A))

Equity compensation plans approved by security holders	8,109,000	$16.49	5,367,000
Equity compensation plans not approved by security holders	None	N/A	N/A

Total	8,109,000	$16.49	5,367,000

RETIREMENT PLANS

Pension Plan.    The Company's Pension Plan is a noncontributory defined benefit plan for all regular employees under which normal retirement is at age 65 and early retirement can be elected by any participant who has reached age 55 and has at least 10 years of service. The plan, subject to certain maximum and minimum provisions, bases pension benefits on an employee's career average compensation and length of service. The annual pension benefit payable upon normal retirement is equal to the sum of the accruals for each year a participant was in the plan.

At retirement, the participant has various life and contingent annuity payment elections. For purposes of this plan, compensation includes base annual salary plus overtime and bonuses. These pension benefits serve as an offset in calculating benefits for participants under the Supplemental Executive Retirement Plan.

Supplemental Executive Retirement Plan.    Employees nominated by the Chief Executive Officer and approved by the Board of Directors are eligible to participate in the Supplemental Executive Retirement Plan. The plan is a nonqualified defined benefit plan under which normal retirement is age 65 with at least 5 years of service, and early retirement can be elected by any participant who has reached age 55 with at least 10 years of service. The annual retirement benefit payable for 15 years is equal to 60% of the average of the three highest consecutive years of compensation during the ten-year period preceding retirement, reduced by the participant's benefit under the Pension Plan and 50% of the participant's social security benefit.

Pension Supplemental Plan and 401(k) Supplemental Plan.    Effective January 1, 1996, the Company adopted the Pension Supplemental Plan and the 401(k) Supplemental Plan. Each is a non-qualified deferred compensation plan designed for certain executives and key employees of the Company whose benefits under the Company's qualified Pension and 401(k) Plans have been limited by certain provisions of the Internal Revenue Code (the "Code").

The Pension Supplemental Plan provides a benefit equal to the difference between the pension that would be payable under the Pension Plan, absent the Code's limitations upon compensation considered in calculating pension benefits, and the actual benefits payable subject to those limitations. If a participant in this plan is also entitled to receive benefits under the Supplemental Executive Retirement Plan, the Pension Supplemental Plan benefits will be reduced accordingly.

The 401(k) Supplemental Plan permits certain executives and key employees to defer an amount of current compensation which, in addition to amounts actually contributed to the 401(k) Plan, allows the participant to defer the full amount of contributions that could have been deferred under the 401(k) Plan without regard to limitations which the Code places on contributions and eligible compensation. To the extent that such limitations preclude a participant's account from receiving matching contributions under the 401(k) Plan, the participant will receive a like amount of matching contributions under the 401(k) Supplemental Plan.

The table below sets forth the benefit payable for 15 years after retirement from the Pension Plan, Supplemental Executive Retirement Plan, the Pension Supplemental Plan, and one-half of the Social Security benefit (assuming the recipient is entitled to the age 65 Social Security benefit).

	Number of Years of Service
Final Average Compensation
	5	10	15 or more

$200,000	60,000	90,000	120,000
300,000	90,000	135,000	180,000
400,000	120,000	180,000	240,000
500,000	150,000	225,000	300,000
600,000	180,000	270,000	360,000
700,000	210,000	315,000	420,000
800,000	240,000	360,000	480,000
900,000	270,000	405,000	540,000
1,000,000	300,000	450,000	600,000
1,100,000	330,000	495,000	660,000
1,200,000	360,000	540,000	720,000
1,300,000	390,000	585,000	780,000
1,400,000	420,000	630,000	840,000
1,500,000	450,000	675,000	900,000

As set forth above, compensation used in calculating the Pension, Supplemental Executive Retirement Plan and Pension Supplemental retirement benefit includes annual base salary and bonuses and will approximate and fall within 10% of the total of 2002 through 2004 salary and bonus amounts shown in the Summary Compensation Table for the listed individuals.

The credited years for the Named Executives in the Summary Compensation Table are Bruce W. Marlow — 4 years; G. Edward Combs — 4 years; Michael J. Cassanego — 5 years; Dean E. Stark — 25 years; and Richard A. Andre — 16 years.

RESTRICTED SHARES PLAN

The shareholders at their meeting held on May 23, 1982 approved the 21st Century Insurance Group Restricted Shares Plan. Pursuant to the Plan, the Board of Directors established a committee of its members entitled the Compensation Committee (the "Committee") to designate the participants in the Plan, the amount of benefits thereunder, and to otherwise administer the Plan. Members of the Committee are not eligible for benefits under the Plan. Designation of an employee for benefits under the Restricted

Shares Plan does not necessarily entitle the employee to benefits under any other Company benefit plan.

In general, the shares granted are restricted for a period of three to five years, vesting uniformly over the prescribed period of time. If the employment of the participant is terminated within that restricted period, all shares not then vested are forfeited. Any shares forfeited may be regranted to an existing participant or any other employee eligible to be designated as a participant. During the restricted period, a participant has the right to receive dividends and the right to vote the shares.

The Plan does not create any right of any employee or class of employees to receive a grant, nor does it create in any employee or class of employees any right with respect to continuation of employment by the Company.

STOCK OPTION PLAN

In 2004, the Company's shareholders approved the Company's 2004 Stock Option Plan in order to enable the Company to attract, retain and motivate key employees and nonemployee directors and to further align their interests with those of the Company's shareholders by providing for or increasing their proprietary interest in the Company. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The committee has the authority to select persons to be granted options and to determine exercise prices, vesting schedules and other provisions not inconsistent with the provisions of the Stock Option Plan.

Each option gives a grantee the right to purchase shares of the Company's Common Stock at a specified price in the future. Shares vest at fixed numbers of shares per year over varying future periods. The Stock Option Plan provides that on the day of an annual meeting of shareholders of the Company each nonemployee director will be granted an option to purchase 4,000 shares of the Company's Common Stock. Nonemployee director options have an exercise price equal to the fair market value of the underlying shares subject to the option on the date of grant and become exercisable one year after the date of grant.

EXECUTIVE SEVERANCE PLAN

The Company has enacted an Executive Severance Plan covering each of its executive officers. If an officer is terminated for reasons other than death, long-term disability, or good cause within a three-year period following a change of control of the Company, or if the officer resigns after significant adverse changes in his authority, duties, compensation, benefits or geographical location during the three-year period following a change in control, then the officer is entitled to a lump sum severance payment of one to three times his or her current annual salary and most recent cash bonus. Junior officers are eligible to receive one year of severance payments; senior officers, two years; and the Chief Executive Officer, three years; with all severance payments limited to the amount deductible to the Company under the provisions of Internal Revenue Code Section 280G.

EXECUTIVE MEDICAL REIMBURSEMENT PLAN

The Company offers an Executive Medical Reimbursement Plan covering each of its executive officers and their immediate family members. Reimbursement of up to $5,000 of medical, dental, and other similar expenses annually (that are not covered under the Company's other medical and dental plans) is available to the officers under a fully insured plan.

RETENTION AGREEMENTS

The agreements, with certain exceptions and limitations, require the Company to do the following in the event that an officer party to a Retention Agreement is terminated without Cause or resigns with Good Reason (as defined in the Retention Agreement) or in the event that a successor to the Company or an affiliate of the Company to which the officer is transferred fails to assume the Retention Agreement:

  •
  pay to such officer other than Mr. Marlow a cash lump sum equal to 2.5 times his or her annual base salary (Mr. Marlow is entitled to 3.5 times annual base salary);

  •
  vest all of such officer's stock options, waive the 90 day post-termination provisions in such officer's stock option agreements, and allow such options to be exercisable for their full remaining term, subject to a 5-year maximum, and

  •
  provide to the officer and his or her spouse and dependents for 30 months all life, disability, accident and health benefits at substantially similar benefit levels.

If the officer is entitled to and actually receives severance benefits payable under the Executive Severance Plan, he or she is not entitled to benefits under the Retention Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of reports furnished to the Company and written representations that no other reports were required during the 2004 fiscal year, all Section 16(a) filing requirements were complied with, except as described below.

Director Miscoll failed to file a timely report after purchase of a total of 21 shares of Company stock in 2004 pursuant to a dividend reinvestment plan with his broker. These untimely filings were inadvertent and the required reports have since been filed.

INDEPENDENT AUDITORS

(PROPOSAL 2)

The Audit Committee has approved a resolution retaining PricewaterhouseCoopers LLP as the Company's independent auditors for 2005. It is intended that unless otherwise directed by the shareholders, proxies will be voted for the ratification of this appointment.

The following table describes fees for professional audit services rendered by PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2004, and December 31, 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

AMOUNTS IN THOUSANDS	2004	2003

Audit Fees(1)	$1,368	$514
Audit Related Fees(2)	30	28
Tax Fees(3)	—	215
All Other Fees(4)	1	1

Total	$1,399	$758

(1)
Includes fees associated with the annual audits of the Company's consolidated financial statements, reviews of the Company's quarterly reports on Form 10-Q, statutory audits of the financial statements of the Company's insurance subsidiaries, issuance of comfort letters and consents, and assistance with review of documents filed with the SEC.

(2)
Includes assurance and related services not included in Audit Fees, including audits of employee benefit plans.

(3)
Includes tax compliance, tax advice and tax planning.

(4)
Includes use of research tool software owned by PricewaterhouseCoopers LLP.

Procedures For Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between the Company and its independent auditors. PricewaterhouseCoopers LLP's engagement to conduct the audit of the Company was approved by the Audit Committee on October 15, 2003. Additionally, each permissible non-audit engagement or relationship between the Company and PricewaterhouseCoopers LLP entered during the last fiscal year has been reviewed and approved by the Audit Committee, as provided in its charter.

We have been advised by PricewaterhouseCoopers LLP that substantially all of the work done in conjunction with its audit of the Company's financial statements for the most recently completed fiscal year was performed by full-time employees and partners of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting to make a statement, if they desire, and to be available to respond to appropriate questions.

SHAREHOLDERS PROPOSALS
AT 2006 ANNUAL MEETING OF SHAREHOLDERS

If a shareholder desires to present a proposal at the Annual Meeting of Shareholders of the Company for the year 2006, such proposal must conform with all of the requirements of Rule 14a-8, paragraphs (a), (b), and (c) under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company at 6301 Owensmouth Avenue, Woodland Hills, California 91367 no later than December 23, 2005. In addition, if shareholders wish to present other matters for action at the 2006 Annual Meeting of Shareholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934), the Company must receive such notice at the address noted above no earlier than February 6, 2006 and no later than March 8, 2006.

ADDITIONAL INFORMATION

The Annual Report to Shareholders for the year ended December 31, 2004, is being mailed to the shareholders along with this Proxy Statement.

The Company will provide without charge on request a copy of 21st Century Insurance Group's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The request may be directed to the principal executive offices of the Company at 6301 Owensmouth Avenue, Woodland Hills, California 91367.

Any shareholder interested in communicating with members of the Board of Directors may send written communications to the Board of Directors or any of the Directors, to the attention of the Corporate Secretary. The e-mail address, mailing address and telephone number are available on the Company web site, 21st.com. Communications, including suggestions of nominees eligible to become members of the Board of Directors, are forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

OTHER BUSINESS

The Company is unaware of any matter to be acted upon at the meeting by shareholder vote, except the election of directors and ratification of the appointment of independent auditors. In the case of any matter properly coming before the meeting for shareholder vote, the proxies named in the proxy card accompanying this statement shall vote shares held by them in accordance with their best judgment.

APPENDIX A

21ST CENTURY INSURANCE GROUP
DIRECTOR INDEPENDENCE STANDARDS

Pursuant to the New York Stock Exchange ("NYSE") listing standards, a director shall be deemed to have a material relationship(1) with 21st Century Insurance Group and its affiliates ("21st") and shall not be considered "independent" if any of the following relationships with 21st exists:

  •
  A director who is, or has been within the last three years, employed by 21st or AIG(2) or has an immediate family member(3) employed as an executive officer of 21st.(4)

  •
  A director who receives, or has an immediate family member who has received, during any twelve month period within the last three years, more than $100,000 from 21st or AIG, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service) and other than compensation received by an immediate family member as a non-executive employee of 21st or AIG.

  •
  A director (A) who is or has an immediate family member who is, a current partner of a firm that is 21st's internal or external auditor; (B) who is a current employee of such a firm; (C) who has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) who was, or has an immediate family member who was, within the last three years (but no longer) a partner or employee of such a firm and personally worked on 21st's audit within that time.

  •
  A director who is, or has been within the last three years, employed, or has an immediate family member who is, or has been within the last three years, employed as an executive officer of another company(5) where any of 21st's present executives serves on that company's compensation committee.

  •
  A director who is currently employed, or has a family member currently employed as an executive officer, by a for-profit company that makes payments to or receives payments from 21st for property or services in an amount which, in any of the last three fiscal years, exceeds, in any single fiscal year, the greater of $1 million or 2% of the other company's consolidated gross revenues.

(1)
Such relationship may be either direct or as a partner, shareholder or officer of an organization that has relationship with 21st.

(2)
"AIG" shall refer to American International Group, Inc. and its consolidated subsidiaries.

(3)
"Immediate family member" includes a director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than a domestic employee) who shares the director's home. When applying the relevant look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

(4)
Employment or compensation received by a director for former service as an interim chairman or CEO does not need to be considered as a factor by the board in determining independence under this test.

(5)
"Executive officer" shall refer to such entity's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

A-1

The following relationships and transactions shall not be deemed material for purposes of the NYSE listing standards. The fact that a particular relationship or transaction is not addressed by the below standards or exceeds the thresholds in these standards shall not create a presumption that the director is or is not "independent".

  •
  A relationship arising solely from a director's status as an executive officer, employee or a greater than 10% equity owner of a for-profit corporation or organization that has made payments to or received payments from 21st or AIG so long as the payments made or received during any of the past three fiscal years are not in excess of the greater of $1 million or 2% of the other company's consolidated gross revenues for the fiscal year in which the payments were made (based on the other company's most recently available financial statements).

  •
  A relationship arising solely from director's ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with 21st or AIG.

  •
  A relationship arising solely from a director's position as a director or advisory director (or similar position) of another for-profit or not-for-profit corporation or organization that engages in a transaction with 21st or AIG or receives contributions from 21st, AIG or the Starr Foundation.

  •
  A relationship arising solely from a director's affiliation with a charitable organization as an executive officer that receives contributions from 21st, AIG or The Starr Foundation, so long as such contributions (other than employee matching contributions) for a calendar year are not in excess of the greater of $1 million or 2% of the organization's consolidated gross revenues for the charitable organization's most recent fiscal year for which financial statements are publicly available.

  •
  The ownership by a director of equity securities of 21st or AIG.

  •
  Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.

  •
  Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

In addition to satisfying all of the independence criteria set forth above, all members of the Audit Committee must also meet the following requirements:

  •
  Director's fees are the only compensation that members of the Audit Committee may receive from the Company or AIG. Audit Committee members may not receive consulting, advisory or other compensatory fees from the Company or AIG (other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board).

  •
  No member of the Audit Committee may be an "affiliated person" of the Company, any of its subsidiaries, or AIG, as such term is defined by the Securities and Exchange Commission.

A-2

APPENDIX B

21ST CENTURY INSURANCE GROUP
AUDIT COMMITTEE CHARTER

I.    Purpose of the Audit Committee

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of 21st Century Insurance Group ("21st") assists the Board in its oversight of

  (i)
  the integrity of 21st's financial statements and the effectiveness of the system of internal controls,

  (ii)
  21st's compliance with legal and regulatory requirements,

  (iii)
  the qualifications, independence and performance of 21st's independent auditor and

  (iv)
  the performance of 21st's internal audit function.

II.    Responsibilities

21st's business is managed under the oversight of the Board and the various committees of the Board, including the Committee. The basic responsibility of the Committee is to exercise its business judgment in carrying out the responsibilities described in this Charter in a manner the Committee members reasonably believe to be in the best interests of 21st and its shareholders.

The preparation of 21st's financial statements in accordance with generally accepted accounting principles is the responsibility of management. The independent auditor is responsible for the planning and conducting of audits and determining whether the financial statements present fairly in all material respects 21st's financial position and results of operations.

III.    Committee Membership

The Committee shall be comprised of at least three directors, each of whom shall serve at the pleasure of the Board and be "independent" under the rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, Inc. ("NYSE"). The Board shall appoint a chairperson of the Committee.

Each member of the Committee shall be "financially literate", as determined by the Board. At least one member of the Committee shall be an "audit committee financial expert" as defined by SEC rules.

No Committee member shall simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of that Committee member to effectively serve on the Committee.

Determinations of independence, audit committee financial expertise, financial literacy and accounting or related financial management expertise shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and regulation, including SEC and NYSE rules.

IV.    Organization

The Committee will endeavor to meet at least once every fiscal quarter or more frequently as it deems necessary or appropriate to carry out its responsibilities.

The chairperson of the Committee shall, in consultation with other Committee members, set the agenda for and preside at meetings of the Committee. The Secretary of 21st or another designated individual shall record and keep minutes of all Committee meetings.

V.    Relationship with Independent Auditor

A.
The independent auditor for 21st is accountable to the Board and the Committee, as representatives of the shareholders. The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor, who shall report directly to the Committee (including resolution of disagreements between management and the independent auditor regarding financial reporting) and any other registered public accounting firm retained for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for 21st.

B.
The Committee shall discuss with the independent auditor, at least on an annual basis, the matters required to be discussed by

(1)
Statement on Auditing Standards No. 61, as it may be amended, relating to the conduct of the audit and

(2)
Statement on Auditing Standards No. 100, as it may be amended ("SAS100"), relating to the conduct of a review of interim financial information.

C.
The Committee shall review with the independent auditor the items as to which the independent auditor is required to report to the Committee pursuant to Section 10A(k) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any rules and regulations promulgated thereunder, as in effect from time to time. These include

(1)
all critical accounting policies and practices to be used,

(2)
all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management,

(3)
the ramifications of the use of such alternative disclosures and treatment,

(4)
the treatment preferred by the independent auditor and

(5)
other material written communications between the independent auditor and management.

D.
The Committee shall review with the independent auditor

(1)
any management letter provided by the independent auditor and management's response to that letter,

(2)
a summary of the major audit reports issued by the internal audit department and management's response thereto, and

(3)
any accounting adjustments that were noted or proposed by the independent auditor but were "passed" (as immaterial or otherwise).

E.
The Committee shall review with the independent auditor audit problems or difficulties encountered by the independent auditor in the course of its annual audit work and management's response, including any restrictions on the scope of the independent auditor's activities or access to required information, and any significant disagreements with management.

F.
The Committee shall obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

G.
As required by the NYSE, the Committee shall, at least annually, obtain and review a report by the independent auditor describing

(1)
the firm's internal quality-control procedures,

(2)
any material issues raised by

a.
the most recent internal quality-control review (or peer review) of the firm or

b.
any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and

(3)
all relationships between the independent auditor and 21st, including the matters set forth in the letter provided by the independent auditor pursuant to Independence Standards Board Standard No.1, to enable the Committee to assess the independent auditor's independence.

H.
The Committee shall annually receive a formal written statement from the independent auditor on the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditor:

(1)
the audit of 21st's annual financial statements and the reviews of the financial statements included in 21st's Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements;

(2)
assurance and related services not included in clause (1) that are reasonably related to the performance of the audit or review of 21st's financial statements, in the aggregate and by each service;

(3)
tax compliance, tax advice and tax planning services, in the aggregate and by each service; and

(4)
all other products and services rendered by the independent auditor, in the aggregate and by each service.

I.
The Committee shall at least annually evaluate the qualifications, performance, and independence of the independent auditor, including the lead partner of the independent audit (in each case, in light of SEC and NYSE independence and other applicable standards then in effect). In this regard, the Committee will consider whether the provision of permitted non-audit services is compatible with maintaining the independent auditor's independence.

The Committee shall assure the regular rotation of the lead audit partner as required by law and shall consider and discuss with management whether there should be a regular rotation of the independent auditor itself.

J.
The Committee shall present its conclusions with respect to the independent auditor to the Board at least annually.

K.
The Committee shall set clear policies for 21st's hiring of employees or former employees of the independent auditor.

VI.    Financial Disclosure

A.
The Committee shall meet with the independent auditor and the principal internal auditor, prior to the commencement of the annual audit, to review the planning and scope of the audit.

B.
The Committee shall generally discuss the type and presentation of information to be included in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. It is not expected that the Committee will pre-approve each such release or guidance. The Committee shall discuss 21st's quarterly earnings press releases with management and the independent auditor prior to public release.

C.
The Committee shall discuss generally with management and the independent auditor the annual audited financial statements and the quarterly financial statements, including 21st's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations". The Committee shall also review 21st's disclosure controls and procedures with management on a quarterly basis. The Committee shall recommend to the Board whether the audited financial statements should be included in 21st's Annual Report on Form 10-K.

D.
The Committee shall discuss with management, the internal auditors, and the independent auditor major issues regarding accounting principles and financial statement presentations, including

(1)
any significant change in 21st's selection or application of accounting principles,

(2)
any major issues relating to the adequacy of 21st's internal controls,

(3)
any audit steps adopted in light of material control deficiencies,

(4)
the effect of regulatory and accounting initiatives on 21st's financial statements,

(5)
analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of 21st's financial statements and

(6)
any fraud, material or otherwise, that involved management or other employees who have a significant role in 21st's internal controls and that have come to the attention of management, the internal auditors or the independent auditor.

VII.    Communication with Management and Employees

A.
The Committee shall review with 21st's General Counsel legal, compliance or regulatory matters that may have a material impact on 21st's business, financial statements or compliance policies and any material reports or inquiries received from regulators and government agencies.

B.
The Committee will endeavor to meet at least quarterly in separate private sessions with management, the director of the principal internal auditor, and the independent auditor to discuss any matters that the Committee believes appropriate. The Committee may request any officer or employee of 21st or its subsidiaries, 21st's outside counsel, or independent auditor to attend a meeting of the Committee or to meet with any members of, or experts and advisors to, the Committee.

C.
The Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and for the confidential and anonymous submission by 21st employees of concerns regarding accounting or auditing matters.

VIII.    Other Responsibilities

A.
The Committee shall review the organization of the internal audit department, the adequacy of its resources, and the competence of its staff.

B.
The Committee shall review the scope and results of the risk assessment and internal audit annual plan and ensure that there are no unjustified restrictions or limitations on the internal audit department.

C.
The Committee shall review and concur the appointment, replacement, and dismissal of the principal internal auditor.

D.
The Committee shall annually review the adequacy of (and compliance with) the Company Code of Business Conduct and its Code of Ethics for the CEO, CFO, and Financial Managers.

E.
The Committee shall prepare any report or other disclosure required by the Committee pursuant to the rules of the SEC for inclusion in 21st's annual proxy statement.

F.
The Committee shall discuss the guidelines and policies governing the process by which senior management of 21st and the relevant operations of 21st assess and manage 21st's exposure to risk, as well as 21st's major financial risk exposures, and the steps management has taken to monitor and control such exposures.

G.
The Committee shall pre-approve all audits and permitted non-audit services from the independent auditor as required by SEC rules and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditor.

H.
The Committee may delegate authority to individual Committee members, as the Committee deems appropriate, and shall review the actions of such individuals as appropriate. The chairperson of the Committee is delegated the authority to discuss with the independent auditor the matters required to be discussed by SAS100.

I.
The Committee shall report regularly to the Board. The Committee shall review with the Board any issues that arise with respect to the overall risk environment, the quality or integrity of 21st's financial statements, 21st's compliance with legal or regulatory requirements, the performance and independence of 21st's independent auditor, and the performance of the internal audit function.

J.
The Committee shall exercise such other powers and authority as the Board shall, from time to time, confer upon it.

IX.    Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and report the results of such review to the Board. In connection with that annual review, the Committee shall also recommend to the Board any modifications of this Charter that the Committee deems necessary or appropriate. The Committee shall determine the format of the self-assessment.

X.    Resources and Authority of the Committee

The Committee shall have direct access to, and complete and open communications with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it, as it determines necessary to carry out its duties. The Committee may retain independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and 21st shall be responsible for any costs or expenses so incurred. 21st shall also be responsible for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

As of September 1, 2004.

ANNUAL MEETING OF SHAREHOLDERS OF

21ST CENTURY INSURANCE GROUP

May 25, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
Election of Directors

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (see instructions below)	NOMINEES: ☐ S. J. Bensinger ☐ J. B. De Nault, III ☐ C. M. Ellis ☐ R. S. Foster, M.D. ☐ R. M. Gillespie ☐ J. L. Hayman ☐ P. L. Isenberg ☐ B. W. Marlow ☐ J. P. Miscoll ☐ K. W. Renken ☐ R. M. Sandler

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
2.
Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2005.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Unless otherwise marked, the proxies are appointed with authority to vote "FOR" all nominees for election, "FOR" Item 2, and in their discretion, to vote upon matters which may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE CHECK THIS BOX IF YOU
PLAN TO ATTEND THE MEETING.    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

21ST CENTURY INSURANCE GROUP

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert M. Sandler, Bruce W. Marlow and James P. Miscoll as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all the shares of common stock of 21st Century Insurance Group held of record by the undersigned on April 5, 2005 at the Annual Meeting of Shareholders to be held at the Ronald Reagan Presidential Library and Museum, 40 Presidential Drive, Simi Valley, California 93065 on May 25, 2005 at 10:00 A.M. or any adjournment thereof.

(Continued and to be signed on other side.)

ANNUAL MEETING OF SHAREHOLDERS OF

21ST CENTURY INSURANCE GROUP

May 25, 2005

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
—OR—	COMPANY NUMBER
TELEPHONE—Call toll-free 1-800-PROXIES(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
—OR—	ACCOUNT NUMBER
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

\*/Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.\*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
Election of Directors

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (see instructions below)	NOMINEES: ☐ S. J. Bensinger ☐ J. B. De Nault, III ☐ C. M. Ellis ☐ R. S. Foster, M.D. ☐ R. M. Gillespie ☐ J. L. Hayman ☐ P. L. Isenberg ☐ B. W. Marlow ☐ J. P. Miscoll ☐ K. W. Renken ☐ R. M. Sandler
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
2.
Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2005.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Unless otherwise marked, the proxies are appointed with authority to vote "FOR" all nominees for election, "FOR" Item 2, and in their discretion, to vote upon matters which may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE CHECK THIS BOX IF YOU
PLAN TO ATTEND THE MEETING.    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
21ST CENTURY INSURANCE GROUP NOTICE OF ANNUAL MEETING OF SHAREHOLDERS MAY 25, 2005
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2005
GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF SECURITIES
PRINCIPAL SHAREHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MANAGEMENT OWNERSHIP
ELECTION OF DIRECTORS (PROPOSAL 1)
NOMINEES FOR BOARD OF DIRECTORS
EXECUTIVE OFFICERS
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS AND EXERCISES IN 2004
DECEMBER 31, 2004 OPTION VALUES
AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2004, AND DECEMBER 31, 2004, OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION
GENERAL COMPENSATION POLICY
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SHAREHOLDER RETURN PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG 21ST CENTURY INSURANCE GROUP, THE S & P 500 INDEX AND THE S & P PROPERTY & CASUALTY INSURANCE INDEX
EQUITY COMPENSATION PLAN INFORMATION
RETIREMENT PLANS
RESTRICTED SHARES PLAN
STOCK OPTION PLAN
EXECUTIVE SEVERANCE PLAN
EXECUTIVE MEDICAL REIMBURSEMENT PLAN
RETENTION AGREEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS (PROPOSAL 2)
SHAREHOLDERS PROPOSALS AT 2006 ANNUAL MEETING OF SHAREHOLDERS
ADDITIONAL INFORMATION
OTHER BUSINESS
APPENDIX A 21ST CENTURY INSURANCE GROUP DIRECTOR INDEPENDENCE STANDARDS
APPENDIX B 21ST CENTURY INSURANCE GROUP AUDIT COMMITTEE CHARTER